
<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM the audited financial statement of the Company for the seven month transition period ended
December 31, 1996, and should be read in conjunction with, and is qualified in its entirety by, such audited financial statements.
</LEGEND>

<PERIOD-TYPE>                   7-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-START>                             JUN-01-1996
<PERIOD-END>                               DEC-31-1996
<CASH>                                       5,436,497
<SECURITIES>                                         0
<RECEIVABLES>                                  133,164
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                             5,625,264<F1>
<PP&E>                                      15,778,488<F2>
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              21,403,752
<CURRENT-LIABILITIES>                        1,901,520
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                    20,886,029
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                21,403,752
<SALES>                                              0
<TOTAL-REVENUES>                               242,655<F3>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                               535,131<F4>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                              56,472
<INCOME-PRETAX>                                      0
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 (348,948)
<EPS-PRIMARY>                                   (0.02)
<EPS-DILUTED>                                   (0.02)

<F1>Includes prepaid expenses and other current assets of $55,603.
<F2>Consists of properties and equipment, net of depreciation, of $683,310;
mineral properties of $14,741,678; and other assets of $353,500.
<F3>Consists of interest income of $238,239 and other income of $4,366.
<F4>Consists of general and administrative expenses.

